Exhibit 10.7

THIRD AMENDMENT

THIS THIRD AMENDMENT (the “Amendment”) is dated and effective June 29, 2018 (the “Effective Date”), by and among QTS Realty Trust, Inc., a Maryland corporation (together with any successor general partner of the Operating Partnership, the “Company”), QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Company (the “Employer”), and William H. Schafer, an individual (“Executive”) (Executive, the Company, the Operating Partnership, and the Employer, collectively, the “Parties”), with respect to the following facts and circumstances:

RECITALS:

WHEREAS, Executive is currently employed as the Company’s Executive Vice President –Finance and Accounting, pursuant to an Employment Agreement between Executive and the Company, the Operating Partnership and the Employer, effective April 3, 2017, as amended effective June 5, 2018 (the “Employment Agreement”);

WHEREAS, the Parties desire to amend the Employment Agreement through this Amendment;

WHEREAS, the Parties each agree that nothing in this Amendment is a breach of the Employment Agreement; and

WHEREAS, the Parties disagree about whether Section 4.1.3 applies to the current facts and situation among the Parties, however the Parties agree that a modification to the terms of that provision are appropriate in order to allow the Parties to discuss Executive’s compensation.

NOW, THEREFORE, in consideration of the foregoing, and of the respective covenants and agreements set forth below, the Parties hereto agree as follows:

1.  Effective as of June 29, 2018, the last sentence of Section 4.1.3 (titled “Good Reason”) of the Employment Agreement is amended by replacing the phrase “one hundred twenty-eight (128) days” with the phrase “one hundred fifty-two (152) days”.

2.  Effective as of June 29, 2018, the following sentence is added to the end of Section 4.1.3: “For purposes of clarity, the Company and Executive agree that Executive shall have until August 7, 2018 to give notice under this Section 4.1.3 referencing the March 8, 2018 letter to Executive from Steve Bloom, Chief People Officer of the Company.”

3.  This Amendment may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Signature page follows.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

COMPANY

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: General Counsel & Secretary

OPERATING PARTNERSHIP

QualityTech, LP

By:	QTS Realty Trust, Inc., its general partner

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: VP, General Counsel & Secretary

EMPLOYER

Quality Technology Services, LLC

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: General Counsel & Secretary

EXECUTIVE:

/s/ William H. Shafer
William H. Shafer